Exhibit (h)(9)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of December 22, 2008 is Exhibit A to that certain Administration and Accounting Services Agreement dated as of August 1, 2005 between PNC Global Investment Servicing (U.S.) Inc. and CRM Mutual Fund Trust.

SERIES

Small Cap Value

(Investor Class and Institutional Class share classes)

Mid Cap Value

(Investor Class and Institutional Class share classes)

Small/Mid Cap Value

(Investor Class and Institutional Class share classes)

Large Cap Opportunity

(Investor Class, Institutional Class and Advisor Class share classes)

All Cap Value

(Investor Class, Institutional Class and Advisor Class share classes)

130/30 Value

(Investor Class and Institutional Class share classes)

Global Opportunity Fund

(Investor Class and Institutional Class share classes)

International Opportunity Fund

(Investor Class and Institutional Class share classes)

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Senior Vice President

CRM MUTUAL FUND TRUST

By:	/s/ Carlos Leal
Name:	Carlos Leal
Title:	CFO